Exhibit 99.2

[Translation]

Voting Form

To: Panasonic Electric Works Co., Ltd.

Number of voting right(s):

I hereby exercise my voting right(s) as follows (as indicated by circling “Approve” or “Disapprove”), with respect to the agenda items submitted for resolution at the Extraordinary General Meeting of Shareholders of Panasonic Electric Works Co., Ltd. to be held on March 2, 2011 (including any continued or adjourned meetings).

                    , 2011

Note: Your vote will be considered as indicating “Approve” to each agenda item if there is no indication of “Approve” or “Disapprove”.

Panasonic Electric Works Co., Ltd.

Agenda Item No. 1	Approve	Disapprove

Agenda Item No. 2	Approve	Disapprove

--------------------------------------- Cut here to return the form ---------------------------------------------

Number of voting right(s):

Number of shares held by you as of the record date:                      shares

Note: The number of voting rights is one (1) voting right per unit (1,000 shares).

Request to shareholders:

1.	When you attend the meeting in person, please submit this Voting Form at the reception desk on the day of the meeting.

2.	If you are unable to attend the meeting in person, you may exercise your voting right(s) in one of the following ways:

[Exercise of Voting Right(s) by Postal Mail]

•

Please indicate your approval or disapproval of the proposed Agenda Items on the Voting Form, cut off this portion and return it by mail so as to reach us no later than the deadline of the exercise indicated in the Notice for Extraordinary General Meeting of Shareholders.

[Exercise of Voting Right(s) via Internet]

http://www.evote.jp/

•	Please access the above address either through a personal computer or a mobile phone (i-mode, EZweb or Yahoo! Keitai services).

•

Please exercise your voting rights no later than the deadline of the exercise indicated in the Notice for Extraordinary General Meeting of Shareholders, by using the “login ID” and the “Tentative Password” below and following the instructions on the screen.

3.	Please also read the reverse side of this form carefully.

[login ID]

[Tentative Password]	- Shareholder Number (8 digits) -

Panasonic Electric Works Co., Ltd.